UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2013

Internet Media Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-165972	22-3956444
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1507 7th Street, Santa Monica, CA 90401, #425
(Address of Principal Executive Office) (Zip Code)

800-467-1496
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On March 13, 2013, Internet Media Services, Inc. (the “Company”) entered into a stock sale agreement ("Agreement') dated March 8, 2013 with Western Principal Partners LLC (“WPP”), a California Limited Liability Company.  Pursuant to the Agreement, WPP purchased from the Company all the outstanding capital stock of the Company’s subsidiary, LegalStore.com, a Delaware Corporation.  LegalStore.com was operating the Company’s e-commerce business.  The Agreement was approved by a written consent by the majority of the Company's stockholders.

In consideration of the sale WPP agreed to pay to the Company at closing ninety-five thousand dollars ($95,000) and assumed certain LegalStore.com operating liabilities not to exceed one hundred and fifteen thousand dollars ($115,000).  Operating liabilities included, but not limited to existing operating agreements, trade payables and certain tax obligations.

The Agreement also provides for customary representations, warranties, non-compete, and indemnification from the parties.

To review the terms and conditions of the Agreement, reference is hereby made to the Agreement annexed hereto as Exhibit 10.13.  All statements made herein concerning the Agreement are qualified by reference to said Exhibit.

Item 2.01.              Completion of Acquisition or Disposition of Assets

See Item 1.01.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)	10.13	Stock Purchase Agreement by and among Western Principal Partners LLC, Internet Media Services, Inc. and Raymond Meyers as Management Indemnitor dated March 8, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Internet Media Services, Inc.

By:	/s/ Raymond Meyers
Raymond Meyers, Chief Executive Officer
Date:      March 19, 2013